Exhibit 10.1

FIRST AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 20th day of June, 2016, by and between IEC ELECTRONICS CORP., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”).
W I T N E S S E T H:
WHEREAS, the parties hereto are parties to a Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”); and
WHEREAS, Borrower has requested and the Lender has agreed to make certain amendments to the Credit Agreement, all on the terms and conditions herein set forth.
NOW, THEREFORE, for due consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    DEFINITIONS. All capitalized terms used herein and not defined shall have the meaning given such terms in the Credit Agreement.
2.    AMENDMENTS. Effective as of the date of this Amendment:
(A)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “DRTL” to read in its entirety as follows:
“DRTL” means IEC Analysis & Testing Laboratory, LLC (f/k/a Dynamic Research and Testing Laboratories, LLC), a New Mexico limited liability company.
(B)    Section 10.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    Provide to the Lender on the 20th day of each month for the most recently ended calendar month, monthly borrowing base reports (“Borrowing Base Reports”) in substantially the form of Exhibit G attached hereto, accompanied by an accounts receivable aging, accounts payable aging, monthly Inventory report and such other supporting detail as may be required by the Lender in its sole discretion to address all reporting deficiencies in any Borrowing Base Report.”
(C)    Subsection 10.1(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(g)    Permit the Lender to perform, twice each calendar year, full field audits of the Credit Parties’ accounts receivable and inventories with the reasonable cost thereof to be paid by the Borrower. The next semi-annual field audit is expected to take place on or before June 30, 2016.”
(D)    Section 10.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Exhibit 10.1

“10.15    Maintenance of Cash Management System. Maintain a cash management system satisfactory to the Lender, pursuant to which all collections of the Credit Parties would be deposited into accounts maintained with the Lender or with third-party institutions, governed by account control agreements to which Lender, the applicable third-party institution and the applicable Credit Party(ies) are parties (“blocked accounts”). Such cash management system would permit the Lender to exercise full dominion over any and all blocked accounts, whether maintained with the Lender or any other third-party institution, in the event (i) that an Event of Default occurs and is continuing or (ii) Unused Availability declines below $2,000,000 at any time (an event under clause (i) or (ii), a “Dominion Trigger Event”). Upon the occurrence of a Dominion Trigger Event, full dominion by the Lender over cash collections of the Credit Parties shall commence and continue and remain in effect (x) if the Dominion Trigger Event arises under clause (i) above, until all Events of Default have been cured or waived, (y) if the Dominion Trigger Event arises under clause (ii) above, until Unused Availability is equal to or greater than $2,000,000 for ninety (90) consecutive days, in which case a Dominion Trigger Event shall no longer be deemed to be continuing and (z) if Dominion Trigger Events occur under both clauses (i) and (ii) above, then until both events set forth in clauses (x) and (y) above have occurred.”
(E)    Section 12.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“12.5    Maximum Capital Expenditures. Not permit Capital Expenditures of the Borrower, on a consolidated basis, to exceed $4,500,000 per year without the Lender’s consent.”
3.    REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations and warranties to the Lender as of the date hereof, each of which shall survive the effectiveness of this Amendment and continue in effect as of the date hereof so long as any Obligations remain unpaid:
3.1    Authorization. Borrower has full power and authority to borrow under the Credit Agreement, as amended by this Amendment, and to execute, deliver and perform this Amendment and any documents delivered in connection with it and all other related documents and transactions, all of which have been duly authorized by all proper and necessary corporate action. The execution and delivery of this Amendment by Borrower will not violate the provisions of, or cause a default under, Borrower’s Organizational Documents, any law or any agreement to which Borrower is a party or by which it or its assets are bound.
3.2    Binding Effect. This Amendment has been duly executed and delivered by Borrower, and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent that enforcement of any such obligations of the Borrower may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors generally.
3.3    Consents; Governmental Approvals. Except as may be specifically identified in a written agreement to which Borrower and Lender are parties, no consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the valid execution, delivery or performance of this Amendment or any other document executed and delivered by Borrower herewith or in connection with any other transactions contemplated hereby.
3.4    Representations and Warranties. The representations and warranties contained in the Credit Agreement, as amended by this Amendment, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except for those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.

Exhibit 10.1

3.5    No Events of Default. No Default or Event of Default has occurred or is continuing.
3.6    No Material Misstatements. Neither this Amendment nor any document delivered to Lender by Borrower or any Credit Party to induce Lender to enter into this Amendment contains any untrue statement of a material fact or, taken as a whole with the other Loan Documents, omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
4.    CONDITIONS OF AMENDMENT. The Lender shall have no obligation to execute or deliver this Amendment until each of the following conditions shall have been satisfied:
4.1    Authorization. Borrower shall have taken all appropriate corporate action to authorize, and its directors, if and as required by Borrower’s Organizational Documents, shall have adopted resolutions authorizing the execution, delivery and performance of this Amendment and the taking of all other action contemplated by this Amendment, and Lender shall have been furnished with copies of all such corporate action, certified by an authorized officer of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Lender may request.
4.2    Consents. Borrower shall have delivered to Lender any and all consents, if any, necessary to permit the transactions contemplated by this Amendment.
4.3    Fees. Borrower shall have paid all reasonable fees and disbursements of Lender’s counsel and all recording fees, search fees, charges and taxes in connection with this Amendment and all transactions contemplated hereby or made other arrangements with respect to such payment as are satisfactory to Lender.
4.4    Deliveries. Borrower shall have delivered to Lender, this Amendment and such additional documents, consents, authorizations, insurance certificates, governmental consents and other instruments and agreements as Lender or its counsel may reasonably require and all documents, instruments and other legal matters in connection with the Loan Documents shall be reasonably satisfactory to Lender and its counsel.
4.5    Representations and Warranties. The representations and warranties set forth in this Amendment and in the Loan Documents shall be true, correct and complete on the date hereof, except those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
4.6    No Event of Default. No Event of Default or Default shall have occurred and be continuing on the date hereof.
4.7    No Material Misstatements. Neither this Amendment nor any document delivered to Lender by or on behalf of Borrower to induce Lender to enter into this Amendment contains any untrue statement of a material fact or, taken as a whole with the other Loan Documents, omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
4.8    No Material Adverse Change. As of the date of this Amendment, no Material Adverse Effect shall have occurred with respect to the Borrower and its Subsidiaries taken as a whole since April 1, 2016, including, without limitation, the Credit Parties’ ability to meet the projections delivered by the Borrower to the Bank prior to the date of this Amendment.

Exhibit 10.1

4.9    No Litigation. As of the date of this Amendment, except as set forth on Schedule 8.5 to the Credit Agreement, there shall not be any claim, action, suit, investigation, litigation, or legal proceeding pending or threatened in any court or before any arbitrator or governmental authority which relates to the legality, validity or enforceability of the Credit Agreement (as amended by this Amendment) or the transactions contemplated hereby or that, if adversely determined, is not adequately covered by insurance or would have a Material Adverse Effect on the Borrower or its Subsidiaries.
5.    MISCELLANEOUS.
5.1    Reaffirmation of Security Documents. Borrower hereby (a) acknowledges and reaffirms the execution and delivery of the Security Documents, (b) acknowledges, reaffirms and agrees that the security interests granted under the Security Documents continue in full force and effect as security for all indebtedness, obligations and liabilities under the Loan Documents, as may be amended from time to time, and (c) remakes the representations and warranties set forth in the Security Documents as of the date hereof, except those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
5.2    Entire Agreement; Binding Effect. The Credit Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by the Lender and its successors and assigns. The Credit Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety.
5.3    Severability. If any provision of this Amendment shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.
5.4    Headings. The section headings inserted in this Amendment are provided for convenience of reference only and shall not be used in the construction or interpretation of this Amendment.
5.5    Counterparts. This Amendment may be executed by the parties hereto in separate counterparts (including those delivered by facsimile or other electronic means), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

[signature page follows]

Exhibit 10.1

[First Amendment to Fifth Amended and Restated Credit Facility Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY
By:    ____________________________________
Name: J. Theodore Smith
Title:    Administrative Vice President
IEC ELECTRONICS CORP.
By:    __________________________
Name: Michael T. Williams
Title:    Chief Financial Officer